Exhibit 99.1

For more information, contact:
Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

WEST COAST BANCORP REPORTS STRONG FIRST QUARTER 2006 EARNINGS

•	DILUTED EARNINGS PER SHARE OF $.44 INCREASED 26% OVER CORE EARNINGS PER DILUTED SHARE OF $.35 FOR THE FIRST QUARTER 2005
•	RETURN ON AVERAGE EQUITY OF 17.2% IN THE FIRST QUARTER OF 2006
•	SINCE 1ST QUARTER 2005:
»	AVERAGE TOTAL LOANS AND DEPOSITS INCREASED 11% EACH
»	14% GROWTH IN AVERAGE NON-INTEREST BEARING DEMAND DEPOSITS
»	NON-INTEREST INCOME GROWTH STRONG IN TARGET CATEGORIES
•	MID-VALLEY BANK ACQUISITION IS EXPECTED TO CLOSE BY JUNE 2006

Lake Oswego, OR – April 18, 2006 – West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $6.7 million or $.44 per diluted share for the first quarter of 2006, compared to first quarter 2005 earnings of $4.5 million or $.29 per diluted share. Core earnings and earnings per diluted share were $5.3 million and $.35, respectively, in the first quarter of 2005.

	Three months ended March 31,
	GAAP		Core*
($'s in 000's except per share data)	2006	2005	2005
Diluted Earnings Per Share	$.44	$.29	$.35
Return On Average Equity	17.2%	12.4%	14.6%
Total Period End Loans	$1,612,562	$1,432,446	5555
Total Period End Deposits	$1,675,084	$1,509,288	5555

*Core earnings for the quarter ended March 31, 2005, and numbers derived using core earnings for the quarter, including core earnings per diluted share and core return on average equity, are non-GAAP (Generally Accepted Accounting Principles) financial measures derived by adjusting the Company’s GAAP earnings for the negative impact of a first quarter impairment charge of approximately $.8 million or $.06 per diluted share. Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its core operating performance as compared to prior periods.

“I am extremely pleased with our first quarter results as the earnings performance of the Company continues to be very strong. Both average total loans and deposits increased by 11% in the first quarter of 2006 from the same quarter a year ago,” said Robert D. Sznewajs, President and Chief Executive Officer. “The continued solid growth in the balance sheet and non-interest income improved the return on average equity to 17% for the first quarter of 2006.”

The following table reconciles GAAP net income to core earnings, including per-share figures:

WEST COAST BANCORP REPORTS FIRST QUARTER 2006 EARNINGS
April 18, 2006

(Dollars in thousands, except per share data)	Three months ended March 31,
	2006	2005	Change %
Net income	$6,747	$4,519	49%
Add back: Impairment charge on securities,
net of tax	—	803

Core earnings	$6,747	$5,322	27%

Diluted Earnings per Share
GAAP earnings	$0.44	$0.29	52%
Core earnings	$0.44	$0.35	26%

Financial Results:

For the quarter ended March 31, 2006, net interest income was $23.2 million, increasing $3.3 million or 17% from the same quarter in 2005. Average non-interest bearing demand deposits constituted approximately 26% of total average deposits in the first quarter of 2006. While the net interest spread has remained substantially flat since first quarter 2005, the net interest margin improved 24 basis points over the same period due to the rising value of non-interest bearing deposits in the higher interest rate environment.

First quarter 2006 total non-interest income of $6.0 million grew 41% or $1.8 million from the first quarter 2005. The first quarter 2005 non-interest income included a $1.3 million pre-tax, other than temporary impairment charge for a security, and excluding this charge, total non-interest income increased nearly 8%. As a result of a continued strategic focus and emphasis, deposit service charges and payment systems revenues experienced increases of 34% and 26%, respectively, or $.9 million combined for the first quarter of 2006. Consistent with the improving stock market, trust and investment revenue was up 13% or $.1 million, while gain on sales of loans declined by $.1 million. The Company realized $.5 million in losses on investment securities in the quarter compared to no investment security losses in the same quarter of 2005.

Total non-interest expense increased $1.1 million or 6% in the first three months of 2006 from the same quarter in 2005. Personnel expense grew nearly 15% or $1.4 million primarily as a function of higher performance-based variable compensation and the addition of new team members over the past year. In addition, the Company recorded pre-tax stock option expense of $.1 million from implementation of Statement of Financial Accounting Standards No. 123 (Revised), “Share- Based Payment,” in the first quarter of 2006, compared to no stock option expense for the same period in 2005. Marketing expense grew $.4 million in the first quarter of 2006 due to increased direct mailing activity and print advertising. Due to a $.8 million litigation settlement in the first quarter of 2005, other non-interest expense decreased $.7 million in the first quarter of 2006, while professional fees declined $.5 million from lower legal fees in the most recent quarter.

Because of significantly higher loan growth during the first quarter this year compared to same quarter in 2005, the provision for loan losses was $.4 million, up from no provision in the first quarter in 2005.

Annualized loan net charge-offs continued to remain low at 0.06% of average loans in the first quarter 2006, compared to net recoveries of 0.01% in the same quarter a year ago. Non-performing assets at March 31, 2006, declined to a very modest $1.0 million or 0.05% of total assets from $4.4 million or 0.24% a year ago.

WEST COAST BANCORP REPORTS FIRST QUARTER 2006 EARNINGS
April 18, 2006

During the first quarter of 2006, consistent with its capital plan and an anticipated slower pace of stock repurchases in 2006, the Company repurchased approximately 25,000 shares at an average cost of $26.67 per share. At March 31, 2006, approximately 327,000 shares remained available for future repurchases under the Company’s share repurchase program.

West Coast Bancorp also announces that it issued $15 million in trust preferred securities on April 17, 2006. The proceeds will be used in part to fund the cash portion of the acquisition of Mid-Valley Bank announced in February 2006. The securities will qualify as Tier 1 capital for the Company and will reprice quarterly at a competitive spread over LIBOR.

Other:

The Company will hold a ebcast conference call Wednesday, April 19th, at 8:30 a.m. Pacific Time, during which the Company will discuss first quarter 2006 results, review its strategic progress, and provide management’s current expectations for 2006.

To access the conference call via a live webcast, go to www.wcb.com and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and clicking on Investor Relations/Conference Call/Archived Conference Call (Replay).

West Coast Bancorp is a Northwest bank holding company with $2 billion in assets, operating 53 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2005, including under the heading “Forward Looking Statement Disclosure” and in Item 1A. Risk Factors.

WEST COAST BANCORP REPORTS FIRST QUARTER 2006 EARNINGS
April 18, 2006

	West Coast Bancorp Consolidated Income Statements
	Three months ended			Twelve months ended
	March 31,		Dec. 31,	December 31,
(Unaudited) (Dollars and shares in thousands)	2006	2005	2005	2005	2004
Net interest income
Interest and fees on loans	$29,099	$22,471	$28,018	$101,419	$79,903
Interest on investment securities	3,176	2,692	3,029	10,920	12,889
Other interest income	73	39	263	652	196

Total interest income	32,348	25,202	31,310	112,991	92,988
Interest expense on deposit accounts	7,156	3,761	6,566	20,497	11,214
Interest on borrowings including subordinated debentures	2,005	1,567	1,357	5,933	6,901

Total interest expense	9,161	5,328	7,923	26,430	18,115

Net interest income	23,187	19,874	23,387	86,561	74,873
Provision for loan losses	408	—	950	2,175	2,260
Non-interest income
Service charges on deposit accounts	2,536	1,891	2,459	8,686	7,474
Payment systems related revenue	1,359	1,076	1,352	4,900	3,878
Trust and investment services revenues	1,267	1,125	1,424	5,151	4,558
Gains on sales of loans	701	775	628	3,046	3,906
Other	648	721	706	3,348	2,667
Loss on impairment of securities	—	(1,316)	—	(1,316)	—
Losses on sales of securities	(479)	—	—	(716)	(20)

Total non-interest income	6,032	4,272	6,569	23,099	22,463
Non-interest expense
Salaries and employee benefits	11,107	9,674	10,247	40,606	36,297
Equipment	1,242	1,135	1,317	4,837	4,917
Occupancy	1,612	1,539	1,667	6,267	5,722
Payment systems related expense	528	379	515	1,739	1,449
Professional fees	548	1,099	801	2,984	2,314
Postage, printing and office supplies	762	629	785	2,833	2,616
Marketing	1,021	601	1,202	3,830	2,402
Communications	316	272	310	1,210	1,182
Other non-interest expense	1,441	2,146	2,717	8,328	6,472

Total non-interest expense	18,577	17,474	19,561	72,634	63,371

Income before income taxes	10,234	6,672	9,445	34,851	31,705
Provision for income taxes	3,487	2,153	2,983	11,011	9,697

Net income	$6,747	$4,519	$6,462	$23,840	$22,008

Basic earnings per share	$0.46	$0.31	$0.44	$1.63	$1.48
Diluted earnings per share	$0.44	$0.29	$0.42	$1.55	$1.42
Weighted average common shares	14,582	14,726	14,607	14,658	14,849
Weighted average diluted shares	15,284	15,422	15,299	15,344	15,526
Tax equivalent net interest income	$23,561	$20,238	$23,758	$88,026	$76,526

WEST COAST BANCORP REPORTS FIRST QUARTER 2006 EARNINGS
April 18, 2006

	West Coast Bancorp Consolidated Balance Sheets
(Dollars and shares in thousands, unaudited)	March 31, 2006	March 31, 2005	Dec. 31, 2005
Assets:
Cash and cash equivalents	$78,972	$58,968	$88,369
Investments	277,999	258,181	292,664
Total loans	1,612,562	1,432,446	1,554,454
Allowance for loan losses	(20,642)	(18,997)	(20,469)

Loans, net	1,591,920	1,413,449	1,533,985
Other assets	81,291	75,704	82,120

Total assets	$2,030,182	$1,806,302	$1,997,138

Liabilities and Stockholders' Equity:
Demand	$439,441	$395,323	$456,760
Savings and interest-bearing demand	844,085	758,783	827,909
Certificates of deposits	391,558	355,182	364,793

Total deposits	1,675,084	1,509,288	1,649,462
Borrowings and subordinated debentures	173,148	135,142	170,450
Other liabilities	19,909	15,038	20,103

Total liabilities	1,868,141	1,659,468	1,840,015
Stockholders' equity	162,041	146,834	157,123

Total liabilities and stockholders' equity	$2,030,182	$1,806,302	$1,997,138

Common shares outstanding period end	14,726	14,775	14,692
Book value per common share	$11.00	$9.94	$10.69
Tangible book value per common share	$11.00	$9.91	$10.68

	West Coast Bancorp Period End Loan Portfolio By Category
(Dollars in thousands, unaudited)	March 31, 2006	March 31, 2005	Change Amount	%	Dec. 31, 2005
Commercial loans	$395,464	$357,505	$37,959	11%	$364,604
Real estate construction loans	238,480	125,959	112,521	89%	210,828
Real estate mortgage loans	249,521	215,580	33,941	16%	242,015
Real estate commercial loans	702,409	698,864	3,545	1%	709,176
Installment and other consumer loans	26,688	34,538	(7,850)	-23%	27,831

Total loans	$1,612,562	$1,432,446	$180,116	13%	$1,554,454

(Reconciliation to GAAP financial measures)*
Total loans excluding real estate commercial loans	$910,153	$733,582	$176,571	24%	$845,278
Real estate commercial loans	702,409	698,864	3,545	1%	709,176

Total loans	$1,612,562	$1,432,446	$180,116	13%	$1,554,454

*Management uses this non-GAAP information internally, and has disclosed it to investors, based on its belief that the information provides additional, valuable information relating to its operating results in light of its business strategies.

WEST COAST BANCORP REPORTS FIRST QUARTER 2006 EARNINGS
April 18, 2006

	West Coast Bancorp Financial Information
(Dollars in thousands except for per share data, unaudited (all rates have been annualized where appropriate)	First Quarter 2006	First Quarter 2005	Fourth Quarter 2005	Full year 2005	Full year 2004
PERFORMANCE RATIOS
- Return on average assets	1.37%	1.02%	1.31%	1.28%	1.28%
- Return on average common equity	17.18%	12.38%	16.49%	15.76%	15.45%
- Non-interest income to average assets	1.23%	0.97%	1.34%	1.24%	1.31%
- Non-interest expense to average assets	3.78%	3.95%	3.98%	3.88%	3.69%
- Efficiency ratio, tax equivalent	61.8%	67.7%	64.5%	64.2%	64.0%
NET INTEREST MARGIN
- Yield on interest-earning assets	7.05%	6.12%	6.83%	6.49%	5.84%
- Rate on interest-bearing liabilities	2.68%	1.73%	2.38%	2.06%	1.50%
- Net interest spread	4.37%	4.39%	4.45%	4.43%	4.34%
- Net interest margin	5.08%	4.84%	5.12%	4.99%	4.72%
AVERAGE ASSETS
- Investment securities	$289,096	$264,062	$279,625	$262,134	$302,200
- Commercial loans	$379,027	$352,067	$361,158	$360,898	$277,882
- Real estate construction loans	225,525	118,194	202,030	157,785	117,413
- Real estate mortgage loans	245,096	213,969	225,543	219,422	196,698
- Real estate commercial loans	705,250	702,705	713,634	710,119	672,295
- Installment and other consumer loans	27,353	35,359	28,551	31,708	37,159

- Total loans	$1,582,251	$1,422,294	$1,530,916	$1,479,932	$1,301,447
- Total interest earning assets	$1,881,206	$1,695,109	$1,840,939	$1,764,209	$1,621,683
- Other assets	112,421	99,299	110,692	105,551	95,999

- Total assets	$1,993,627	$1,794,408	$1,951,631	$1,869,760	$1,717,682
AVERAGE LIABILITIES & EQUITY
- Demand deposits	$431,060	$378,054	$459,201	$421,766	$351,432
- Interest bearing demand,
savings, and money market	827,166	755,550	842,663	789,054	737,409
- Certificates of deposits	385,011	347,852	360,717	362,035	336,623

- Total deposits	$1,643,237	$1,481,456	$1,662,581	$1,572,855	$1,425,464
- Borrowings and subordinated debentures	$173,960	$148,118	$116,020	$130,352	$136,259
- Total interest bearing liabilities	$1,386,137	$1,251,519	$1,319,400	$1,281,441	$1,210,290
- Other liabilities	448,216	394,847	476,809	437,056	364,965

- Total liabilities	$1,834,353	$1,646,366	$1,796,209	$1,718,497	$1,575,255
- Average common equity	159,274	148,042	155,422	151,263	142,427

- Total average liabilities and common equity	$1,993,627	$1,794,408	$1,951,631	$1,869,760	$1,717,682
AVERAGE ASSET/LIABILITY RATIOS
- Average stockholders' equity to average assets	7.99%	8.25%	7.96%	8.09%	8.29%
- Average int. earning assets to int. bearing liabilities	135.7%	135.4%	139.5%	137.7%	134.0%
- Average loans to average assets	79.4%	79.3%	78.4%	79.2%	75.8%
- Interest bearing deposits to assets	60.8%	61.5%	61.7%	61.6%	62.5%

WEST COAST BANCORP REPORTS FIRST QUARTER 2006 EARNINGS
April 18, 2006

	West Coast Bancorp Allowance For Loan Losses and Net Charge-offs
(Dollars in thousands, unaudited)	Quarter ended March 31, 2006	Quarter ended March 31, 2005	Quarter ended Dec. 31, 2005
Allowance for loan losses, beginning of period	$20,469	$18,971	$19,728
Provision for loan losses	408	—	950
Charge-offs	505	195	412
Recoveries	270	221	203

Net (recoveries) charge-offs	235	(26)	209

Total allowance for loan losses	$20,642	$18,997	$20,469

Net loan charge-offs to average loans (annualized)	0.06%	-0.01%	0.05%

(Dollars in thousands, unaudited)	Full year Dec. 31, 2005	Full year Dec. 31, 2004
Allowance for loan losses, beginning of period	$18,971	$18,131
Provision for loan losses	2,175	2,260
Charge-offs	1,624	2,374
Recoveries	947	954

Net Charge-offs	677	1,420

Total allowance for loan losses	$20,469	$18,971

Net loan charge-offs to average loans	0.05%	0.11%

	West Coast Bancorp Non-performing Assets
(Dollars in thousands, unaudited)	March 31, 2006	March 31, 2005	Dec. 31, 2005
Non-accruing loans	$996	$3,695	$1,088
90 day delinquencies	—	301	—

Total non-performing loans	996	3,996	1,088
Other real estate owned	—	384	—

Total non-performing assets	$996	$4,380	$1,088

Allowance for loan losses to total loans	1.28%	1.33%	1.32%
Non-performing loans to total loans	0.06%	0.28%	0.07%
Allowance for loan losses to non-performing loans	2073%	475%	1882%
Non-performing assets to total assets	0.05%	0.24%	0.05%
Allowance for loan losses to non-performing assets	2073%	434%	1882%